Exhibit 4.2

Certificate No.	SHARES

See reverse for
certain definitions

EMCLAIRE FINANCIAL CORP

A Pennsylvania Corporation

Series C Non-Cumulative Preferred Stock, Par Value $1.00 Per Share

This certifies that ___________________________________ is the registered holder of _________________ fully paid and non-assessable shares of the Series C Non-Cumulative, par value $1.00 per share, of Emclaire Financial Corp (the “Corporation”).

The shares evidenced by this Certificate are transferable in person or by a duly authorized attorney or legal representative, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are subject to all the provisions of the Articles of Incorporation and Bylaws of the Corporation and any and all amendments thereto. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. This security is not a deposit or savings account and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other Federal or state governmental agency.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and has caused its facsimile seal to be affixed hereto.

Dated:

_____________________ (SEAL)
Matthew J. Lucco	William C. Marsh
Corporate Secretary	President and Chief Executive Officer

For value received, ______________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

TAXPAYER IDENTIFYING NUMBER OF ASSIGNEE

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PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE

shares of Series C Preferred Stock represented by this Certificate, and do hereby irrevocably constitute and appoint ___________________________ as Attorney, to transfer the said shares on the books of the within named Corporation, with full power of substitution.

Dated ________ __, _____

_______________________

Signature

_______________________

Signature

Notice: The signature(s) to this assignment must correspond with the name(s) written upon the face of this Certificate in every particular, without alteration or any change whatsoever.

The Corporation is authorized to issue more than one class of stock, including a class of preferred stock which may be issued in one or more series. The Corporation will furnish to any stockholder, upon written request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, with respect to the issuance of any preferred stock to be issued in series, the relative rights and preferences between the shares of each series so far as the rights and preferences have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM    -    as tenants in common

TEN ENT    -    as tenants by the entireties

JT TEN    -    as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - ___________ Custodian___________

(Cust)                              (Minor)

under Uniform Gifts to Minors Act________

 (State)

Additional abbreviations may also be used though not in the above list.